UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 17, 2009
ITC Holdings Corp.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-32576 (Commission File Number)	32-0058047 (I.R.S. Employer Identification No.)

27175 Energy Way, Novi, Michigan (Address of principal executive offices)		48377 (Zip Code)
Registrant’s telephone number, including area code: 248-946-3000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Issuance of ITC Midwest First Mortgage Bonds, Series D
On December 17, 2009, ITC Midwest LLC (“ITC Midwest”), a wholly-owned subsidiary of ITC Holdings Corp., issued $35,000,000 aggregate principal amount of 4.60% First Mortgage Bonds, Series D due 2024 (the “December Bonds”) in a private placement in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). The December Bonds were sold by the Company to accredited investors (as defined by Rule 501(a) of the Securities Act) (the “Purchasers”) pursuant to a Purchase Agreement dated December 17, 2009. Under the Purchase Agreement, ITC Midwest also agreed to issue an additional $40,000,000 aggregate principal amount of 4.60% First Mortgage Bonds, Series D due 2024 on February 18, 2010 or another mutually agreed date (the “February Bonds, together with the December Bonds, the “Series D Bonds”). ITC Midwest agreed to sell the Series D Bonds subject to the satisfaction of certain terms and conditions provided in the Purchase Agreement.
The December Bonds were issued under ITC Midwest’s first mortgage and deed of trust (the “First Mortgage and Deed of Trust”), dated January 14, 2008, between The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the fourth supplemental indenture thereto, dated as of December 10, 2009, between ITC Midwest and the Trustee (the “Fourth Supplemental Indenture,” collectively with the First Mortgage and Deed of Trust, the “Midwest Indenture”). The December Bonds are secured by a first mortgage lien on substantially all of ITC Midwest’s real and tangible personal property equally with all other securities theretofore or thereafter issued under the First Mortgage and Deed of Trust, with such exceptions as described in, and such releases as permitted by, the Midwest Indenture.
Interest on the December Bonds is payable semi-annually on June 30 and December 30 of each year, commencing on June 30, 2010 at a fixed rate of 4.60% per annum. ITC Midwest may redeem the ITC Midwest Bonds, in whole or in part, in an amount not less than $5,000,000 in aggregate principal amount in the case of a partial redemption, at any time or from time to time with not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (a) 100% of the principal amount of such December Bonds, (b) accrued and unpaid interest thereon to the redemption date and (c) a make-whole amount, if any, determined using a discount rate of treasuries plus 50 basis points. The principal amount of the Series D Bonds is payable on December 17, 2024.
The December Bonds and the Midwest Indenture contain events of default customary for such a transaction, including, without limitation, failure to pay interest on any Security (as defined in the Midwest Indenture) for 5 days after becoming due; failure to pay principal on any Security when due; failure to comply with material covenants contained in the Midwest Indenture, subject to a 10-day cure period; failure to comply with other covenants contained in the Midwest Indenture and the other financing agreements relating to the offering of the Series D Bonds, subject to a 30-day cure period; breaches of representations and warranties; defaults in respect of obligations relating to certain debt; certain unsatisfied judgments; certain material ERISA events; termination of transmission service; termination of material transmission documents; and certain events relating to reorganization, bankruptcy and insolvency of Midwest. If an “Event of Default” (as defined in the Midwest Indenture) occurs, any holder of the Securities may accelerate its Securities (rather than all the Securities) pursuant to any payment Event of Default; and the Trustee or holders of not less than twenty-five percent (25%) of the outstanding principal amount of the Securities may accelerate all the Securities pursuant to any Event of Default.
The foregoing description of the Midwest Indenture does not purport to be a complete statement of the parties’ rights thereunder. The foregoing description of the Indenture is qualified in its entirety by reference to the First Mortgage and Deed of Trust, which was filed as Exhibit 4.19 to ITC Holdings’ Current Report on 8-K dated February 1, 2008 and the Fourth Supplemental Indenture, which is attached hereto as Exhibit 4.26, and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits

Exhibit No.	Description
4.26	Fourth Supplemental Indenture, dated as of December 10, 2009, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.) as trustee

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
December 17, 2009

ITC Holdings Corp.

By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
	Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
4.26	Fourth Supplemental Indenture, dated as of December 10, 2009, between ITC Midwest LLC and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.) as trustee

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